SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 19, 1997

                           Big Sky Bancorp, Inc.
                           ---------------------
          (Exact name of registrant as specified in its charter)

        Delaware                 0-25284            81-0167980
        --------                 -------            ----------
State or other jurisdiction     Commission        (I.R.S. Employer
      of incorporation          File Number       Identification No.)

711 South First Street, Hamilton, Montana                 59840
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number (including area code)  (406) 363-4400


                         Not Applicable
                         --------------
  (Former name or former address, if changed since last report)


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Item 5.  Other Events
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     On November 19, 1997, the Office of Thrift Supervision advised
Michael E. McKee, representing the "McKee family", that it does not intend to disapprove the acquisition of additional shares of stock during the next two years, provided the aggregate amount of common stock held does not exceed twenty-two percent of the total outstanding shares of Big Sky Bancorp. Michael E. McKee is the President and Chief Executive Officer and a Director of Big Sky Bancorp, Inc., and its subsidiary, First Federal Savings and Loan Association of Montana.

     On November 19, 1997, the Office of Thrift Supervision advised Collette E. Maxwell, representing the "Maxwell family", that it does not intend to disapprove the acquisition of additional shares of stock during the next two years, provided the aggregate amount of common stock held does not exceed fourteen percent of the total outstanding shares of Big Sky Bancorp. Collette E. Maxwell is the Executive Vice President and Chief Operating Officer and a Director of Big Sky Bancorp, Inc., and its subsidiary, First Federal Savings and Loan Association of Montana.


                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BIG SKY BANCORP, INC.



DATE:  December 4, 1997       By:  /s/ Michael E. McKee
                                   --------------------
                                   Michael E. McKee
                                   President




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